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                                                                   EXHIBIT 23.4

                              November 29, 1999

JOHN W. LUTTRELL
CHAIRMAN
FIRST DECATUR BANCSHARES, INC.
130 North Water Street
Decatur, Illinois  62523

         RE:   CONSENT TO INCLUSION IN REGISTRATION STATEMENT

Dear John:

         We consent to the inclusion of the reference to Howard & Howard Attorneys, P.C. under the caption "Certain Opinions" in the Joint Proxy Statement-Prospectus contained in the Registration Statement on Form S-4 under the Securities Act of 1933, as amended, to be filed by Main Street Trust, Inc.



                              VERY TRULY YOURS,


                              HOWARD & HOWARD

                              /s/ Theodore L. Eissfeldt

                              THEODORE L. EISSFELDT